Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Case No. 12-12961 (BLS)

FIRST PLACE FINANCIAL CORP.	Chapter 11

Re: Docket Nos. 9 and 110

Debtor.

ORDER (I) AUTHORIZING AND APPROVING THE SALE OF CERTAIN

ASSETS FREE AND CLEAR OF ALL ENCUMBRANCES; (II) AUTHORIZING

AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN

EXECUTORY CONTRACTS; (III) WAIVING THE FOURTEEN DAY STAY OF

FED. R. BANKR. P. 6004(H) AND 6006(D); AND

(IV) GRANTING RELATED RELIEF

This matter having come before this Court on the Motion of First Place Financial Corp. (“First Place”)1 for Orders Pursuant to §§ 105(a), 363(b), and 365 of Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et. seq. (the “Bankruptcy Code”); Rules 2002, 6004, 6006, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); and Rule 6004-1 of the Local Rules for the United States Bankruptcy Court of the District of Delaware (the “Local Rules”) (I) Approving (A) Bidding Procedures and (B) the Form and Manner of the Notice of Sale and the Assignment Notice; (II) Authorizing and Approving (A) the Sale of Certain Assets Free and Clear of All Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts; and (III) Waiving the 14-Day Stay of Bankruptcy Rules 6004(h) and 6006(d) (the “Sale Motion”); and this Court having conducted a hearing on November 26, 2012 and having entered an order dated November 28, 2012 approving the

[1]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Sale Motion (as defined below) or that certain asset purchase agreement attached hereto as Exhibit A (the “APA”), by and between First Place and Talmer Bancorp, Inc. (the “Purchaser”), as appropriate.

Docket No. 157

Date Entered: 12/14/2012

Bidding Procedures; and the Sale Hearing having been held on December 14, 2012, at which time this Court considered First Place’s request for the entry of an order approving the Sale (the “Sale Order”); and all interested parties having been afforded an opportunity to be heard with respect to the Sale Motion; no party having filed an objection to the Sale Motion, and this Court having reviewed and considered (i) the Sale Motion; (ii) the objections thereto; (iii) the arguments made by counsel; and (iii) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Sale Motion, approval of the Sale, and the entry of this Sale Order are necessary and in the best interests of First Place, its estate, creditors, and other parties in interest; and it appearing that the Notice of Sale has been given as set forth in the Sale Motion and that no other or further notice need be given regarding the entry of this Sale Order; and upon the record of the Sale Hearing, and this case; and after due deliberation thereon; and good cause appearing therefore;

I. FINDINGS OF FACT:

IT IS HEREBY FOUND, DETERMINED AND CONCLUDED THAT2:

A. The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

B. This Court has jurisdiction over the Sale Motion and the transactions contemplated by the Sale Motion pursuant to 28 U.S.C. §§ 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(N). Venue of this case and the Sale Motion is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

[2]	To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. See FED. R. BANKR. P. 7052.

C. The statutory predicates for the relief sought in the Sale Motion are sections 105, 363, and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, and 9014.

D. This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(g) and 6006(d), the parties may consummate the transactions provided for under the terms and conditions of the APA immediately upon entry of this Sale Order. To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order.

E. As evidenced by the pleadings previously filed with this Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate, and sufficient notice of the Sale, of the assumption and assignment of the Assumed Bank Related Contracts and the Assumed Debt Securities (defined below), and of the Debt Securities Satisfaction (defined below) has been provided in accordance with sections 102(1), 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006, 9006, 9007, 9008 and 9014, the local rules of this Court, the procedural due process requirements of the United States Constitution and in compliance with the Bidding Procedures Order; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances; and (iii) no other or further notice of the Sale, of the assumption and assignment of the Assumed Bank Related Contracts and the Assumed Debt Securities, or of the Debt Securities Satisfaction shall be required.

F. A reasonable opportunity to object or be heard with respect to the Sale Motion and the relief requested in the Sale Motion has been afforded to all interested persons and entities, including without limitation: (i) all entities known to have expressed an interest in a transaction with respect to First Place, the Bank or the Shares and the Other Purchased Assets (or a portion thereof); (ii) any entities known to have asserted any Encumbrance in or upon the Shares or the Other Purchased Assets; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion, including the OCC and the Fed; (iv) all parties to the Assumed Bank Related Contracts; (v) all parties to the APA and all related agreements; (vi) the Office of the United States Trustee; (vii) the Securities and Exchange Commission; (viii) the Internal Revenue Service; (ix) Wilmington Trust Company, as trustee (“Wilmington”) for each of the Assumed Debt Securities and for each of First Place Capital Trust (“Trust I”), First Place Capital Trust II (Trust II and, together with Trust I, the “2003 Trusts”), and First Place Capital Trust III (Trust III and, together with the 2003 Trusts, the “Trusts”); (x) all entities that have requested notice in accordance with Bankruptcy Rule 2002; and (xi) all other known creditors of First Place.

G. Each of First Place and the Purchaser (i) have full corporate power and authority to execute the APA and all other documents contemplated by the Sale Motion, including in connection with the assignment and assumption of the Assumed Debt Securities and the subsequent Debt Securities Satisfaction; (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Sale Motion and the APA, including the assignment and assumption of the Assumed Debt Securities and the subsequent Debt Securities Satisfaction; (iii) have taken all corporate action necessary to authorize and approve the Sale and the consummation by First Place and the Purchaser, respectively, of the transactions contemplated thereby, including the assignment and assumption of the Assumed Debt Securities and the subsequent Debt Securities Satisfaction; and (iv) require no consents or approvals, other than those expressly provided for in the APA, to consummate such transactions. First Place is the sole and lawful owner of the Shares and the Other Purchased Assets to be sold pursuant to the APA.

H. The Purchaser is a third-party purchaser unrelated to First Place or the Bank.

I. The Shares and the Other Purchased Assets are property of First Place’s estate.

J. First Place has demonstrated sound business justifications, pursuant to section 363(b) of the Bankruptcy Code, with respect to the Sale and other transactions contemplated by the Sale Motion on the timeline set forth therein, including among other things:

(1) To maximize the value of the Shares and Other Purchased Assets, the Sale must be accomplished within the time constraints set forth in the APA, the Bidding Procedures Order, and the Bidding Procedures because the value of the Shares and Other Purchased Assets will dissipate should the Bank become seized by regulatory authorities;

(2) Claims against First Place’s estate will be minimized as a result of the prompt consummation of a Sale of the Shares and Other Purchased Assets. The Purchaser will be assuming certain Assumed Bank Related Contracts and the Assumed

Debt Securities and will be undertaking the Debt Securities Satisfaction. To the extent that the Purchaser or the Bank assumes the Assumed Bank Related Contracts, the counterparties to such contracts will have no further recourse against First Place or its estate, except as specifically provided in this Sale Order; and

(3) The Sale does not constitute a de facto plan of reorganization or liquidation or an element of such a plan for First Place, as it does not and does not propose to: (i) impair or restructure existing debt of, or equity interests in, First Place; (ii) impair or circumvent voting rights with respect to any future plan proposed by First Place; (iii) circumvent Chapter 11 plan safeguards, such as those set forth in sections 1125 and 1129 of the Bankruptcy Code; or (iv) classify claims or equity interests, compromise controversies or extend debt maturities.

K. The Purchaser is a purchaser in good faith, as that term is used in the Bankruptcy Code and court decisions thereunder, and is entitled to the protections of section 363(m) of the Bankruptcy Code. The terms and conditions of the Sale as set forth in the APA were negotiated, proposed, and agreed to by First Place and the Purchaser as parties thereto without collusion, in good faith, and from arm’s-length bargaining positions. First Place has followed in good faith the procedures for notice and sale as set forth in the Bidding Procedures Order. The Purchaser is not an “insider” or “affiliate” of First Place (as each such term is defined in the Bankruptcy Code). Neither First Place nor the Purchaser have engaged in any conduct that would prevent the application of section 363(m) of the Bankruptcy Code to the Sale and the transactions contemplated by the APA. Specifically, the Purchaser has not acted in a collusive manner with any person, and the consideration provided by the Purchaser for the Shares and Other Purchased

Assets was not controlled by any agreement among the Purchaser and the other potential bidders. The Purchaser is entitled to the protections afforded under section 363(m) of the Bankruptcy Code because the Purchaser is a good faith purchaser in that, inter alia: (a) the Purchaser recognized that First Place was free to deal with any other party interested in acquiring the Shares and Other Purchased Assets; (b) the Purchaser complied with the provisions of the Bidding Procedures Order; (c) the Purchaser agreed to subject its bid to the competitive bidding procedures set forth in the Bidding Procedures Order; (d) the Purchaser in no way induced or caused the Chapter 11 filing by First Place; (e) all payments to be made by the Purchaser in connection with the Sale have been disclosed; (f) no common identity of directors or controlling stockholders exists between the Purchaser and First Place; and (g) the negotiation and execution of the APA was at arm’s length and in good faith.

L. In the absence of a stay pending appeal, the Purchaser will be acting in good faith, pursuant to section 363(m) of the Bankruptcy Code, in closing the transactions contemplated by the APA at any time on or after the entry of this Sale Order and cause has been shown as to why this Sale Order should not be subject to the stay provided by Bankruptcy Rules 6004(h) and 6006(d).

M. Neither the Purchaser nor First Place has engaged in any conduct that would cause or permit the APA to be voided under section 363(n) of the Bankruptcy Code. The Purchaser has not violated section 363(n) of the Bankruptcy Code by any action or inaction. The sale price to be paid by Purchaser was not controlled by an agreement among potential bidders at such sale. The transactions under the APA may not be avoided, and no damages may be assessed against the Purchaser or any other party under section 363(n) of the Bankruptcy Code or any other applicable bankruptcy or non-bankruptcy law.

N. The consideration provided by the Purchaser for the Shares and the Other Purchased Assets (i) is fair and reasonable; (ii) is the highest or otherwise best offer for the Shares and the Other Purchased Assets; (iii) constitutes fair consideration and reasonably equivalent value (as those terms are defined in each of the Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act and section 548 of the Bankruptcy Code) under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia; and (iv) will provide a greater recovery for First Place’s creditors and other interested parties than would be provided by any other practically available alternative.

O. The Bidding Procedures set forth in the Bidding Procedures Order were non-collusive, substantively and procedurally fair to all parties and were the result of arms length negotiations between First Place and the Purchaser.

P. First Place and its professionals have complied, in good faith, in all respects with the Bidding Procedures Order, as demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing. Through marketing, and an open and competitive sale process conducted in accordance with the Bidding Procedures Order, First Place (i) afforded interested potential purchasers a full, fair and reasonable opportunity to qualify as bidders and submit their highest or otherwise best offer to purchase the Shares and Other Purchased Assets; and (ii) provided potential purchasers, upon request, sufficient information to enable them to make an informed judgment on whether to bid on the Shares and Other Purchased Assets.

Q. The transfer of the Shares and the Other Purchased Assets to the Purchaser pursuant to the Sale and the APA will, upon the occurrence of the Closing, vest in the Purchaser all rights, title, and interest of First Place in the Shares and the Other Purchased Assets, free and clear of any and all Encumbrances. Except as specifically provided in the APA or this Sale Order, the Purchaser shall not assume or become liable for any interests in or relating to the Shares and the Other Purchased Assets being sold by First Place.

R. First Place has articulated good cause for waiver of Rules 6004(h) and 6006(d) of the Federal Rules of Bankruptcy Procedure under the circumstances, including, but not limited to, the following: (i) absent a sale of the Shares and the Other Purchased Assets to the Purchaser, and concurrent recapitalization of the Bank by the Purchaser, the Bank will fail to meet the regulatory capital requirements and will be subject to immediate seizure by the FDIC at the direction of the OCC; and (ii) the Purchaser has applied to the appropriate Regulators to receive all approvals, waivers or non-objections required for Purchaser to acquire and own the Shares and the Other Purchased Assets, to assume the Assumed Bank Related Contracts and the Assumed Debt Securities, to effect the Debt Securities Satisfaction and to otherwise consummate the transactions contemplated by this Sale Order and the APA.

S. First Place has articulated sound business reasons for performing the APA, consummating the Sale, and assigning the Assumed Bank Related Contracts and the Assumed Debt Securities, as set forth in the Sale Motion outside of a plan of reorganization, and it is a reasonable exercise of First Place’s business judgment to execute, deliver, and consummate the APA and the transactions contemplated thereby.

T. Except as otherwise provided in the APA or otherwise specifically set forth in this Sale Order, the Shares and Other Purchased Assets shall be sold free and clear of all of the following (collectively, the “Encumbrances”): mortgages, security interests, conditional sale or other retention agreement, pledges, liens (as that term is defined in section 101(37) of the Bankruptcy Code), claims (as that term is defined in section 101(5) of the Bankruptcy Code), obligations, guaranties, debts, rights, contractual commitments, interests, judgments, demands, easements, charges, encumbrances, defects, options, rights of first refusal, other encumbrances, liens, and restrictions of any kind or nature whether imposed by agreement, understanding, law, equity, or otherwise, including, without limitation (i) encumbrances that purport to give any party a right or option to effect any forfeiture, modification or termination of First Place or of the Purchaser of the Shares and Other Purchased Assets or (ii) in respect of taxes, in each case accruing, arising or relating to a period prior to the Closing.

U. The transfer of the Shares and Other Purchased Assets to the Purchaser will be a legal, valid and effective transfer of the Shares and Other Purchased Assets, and, except as may otherwise be provided in the APA or this Sale Order, shall vest Purchaser with all right, title and interest of First Place to the Shares and Other Purchased Assets free and clear of any and all Encumbrances, other than as specifically provided in the APA or this Sale Order. Except as specifically provided in the APA or this Sale Order, the Purchaser shall not assume or become liable for any Encumbrances relating to the Shares and Other Purchased Assets being sold by First Place.

V. Except as may otherwise be provided in the APA or this Sale Order, all persons having Encumbrances of any kind or nature whatsoever against or in First Place or the Shares and Other Purchased Assets shall be forever barred, estopped and permanently enjoined from pursuing or asserting such Encumbrances against the Purchaser, the Bank, or any of their assets, property, successors or assigns, or the Shares and Other Purchased Assets.

W. Except as may otherwise be provided in the APA or this Sale Order, First Place may sell the Shares and Other Purchased Assets free and clear of all Encumbrances of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Encumbrances and (ii) non-Debtor parties, who did not object, or who withdrew their objections, to the sale of the Shares and Other Purchased Assets and the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders of Encumbrances who did object fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code.

X. The terms and conditions of the Sale and the APA, including the total consideration to be realized by First Place pursuant to the APA, are fair and reasonable, and the transactions contemplated by the APA are in the best interests of First Place, its creditors, and its estate. A valid business purpose exists for the approval of the Sale and other transactions contemplated by the Sale Motion.

Y. The requirements of sections 363(b), 363(f), and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Shares and the Other Purchased Assets have been satisfied.

Z. A reasonable opportunity has been afforded to all interested parties to make a higher or better offer to purchase the Shares and the Other Purchased Assets.

AA. Approval at this time of the Sale, the APA, and all the transactions contemplated thereby and hereby is in the best interests of First Place, its creditors, its estate, and other parties in interest.

BB. The Purchaser has the financial capability to fulfill the obligations contemplated under the APA, including the Debt Satisfaction, and the financial wherewithal to meet all of its future financial obligations pursuant to the terms of the Assumed Bank Related Contracts and the Assumed Debt Securities.

CC. The transactions contemplated under the APA do not amount to a consolidation, merger or de facto merger of the Purchaser and First Place, there is not substantial continuity between the Purchaser and First Place, there is no continuity of enterprise between First Place and the Purchaser, the Purchaser is not a mere continuation of First Place or the Chapter 11 estate, and the Purchaser does not constitute a successor to First Place or the Chapter 11 estate.

DD. Except as expressly set forth in the APA or this Sale Order, the transfer of the Shares and Other Purchased Assets to the Purchaser and assumption and assignment of the Assumed Bank Related Contracts and the Assumed Debt Securities by Purchaser do not and will not subject the Purchaser or any of its affiliates or subsidiaries to any liability by reason of such transfer under (i) the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based in whole or part on, directly or indirectly, including without limitation, any theory of antitrust, environmental, products liability, successor or transferee liability, labor law, de facto merger or substantial continuity or (ii) any employment contract, understanding or agreement, including without limitation collective bargaining agreements, employee pension plans or employee welfare or benefit plans.

EE. Time is of the essence in consummating the Sale. Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), this Court expressly finds that there is no just reason for delay in the implementation of this Sale Order, and expressly directs entry of judgment as set forth herein.

NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

1. The relief requested in the Sale Motion is granted in its entirety. Any prior written or oral objections to the Sale Motion or entry of this Sale Order are overruled in their entirety.

2. Notice of the Sale Hearing was fair and adequate under the circumstances and complied in all respects with section 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004 and 6006.

3. The sale of the Shares and Other Purchased Assets and the consideration provided by the Purchaser under the APA is fair and reasonable and shall be deemed for all purposes to constitute a transfer for reasonably equivalent value and fair consideration under the Bankruptcy Code and any other applicable law.

4. The Purchaser is hereby granted and is entitled to all of the protections provided to a good faith buyer under section 363(m) of the Bankruptcy Code, including with respect to the assignment and assumption of the Assumed Bank Related Contracts and the Assumed Debt Securities, as part of the sale of the Shares and Other Purchased Assets pursuant to section 365 of the Bankruptcy Code and this Sale Order.

5. The APA substantially in the form attached hereto as Exhibit A (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, First Place is authorized to consummate the Sale pursuant to and in accordance with the terms and conditions of the APA, without any further corporate authorization.

6. First Place is authorized and directed to fully assume, perform under, consummate and implement the terms of the APA together with any and all additional instruments and documents that may be reasonably necessary or desirable to implement and effectuate the terms of the APA, this Sale Order and sale of the Shares and Other Purchased Assets contemplated thereby and hereby including, without limitation, deeds, assignments, stock powers and other instruments of transfer, and to take all further actions as may reasonably be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser, or reducing to possession any or all of the Shares and Other Purchased Assets and the assumption and assignment of the Assumed Bank Related Contracts and the Assumed Debt Securities, as may be necessary or appropriate to the performance of First Place’s obligations as contemplated by the APA, without any further corporate action or orders of this Court. The Purchaser shall have no obligation to proceed with the Closing of the APA until all conditions precedent to its obligations to do so have been met, satisfied or waived. The Purchaser may consummate the transactions under the APA at any time after the entry of this Sale Order (including immediately thereafter) by waiving all closing conditions set forth in the APA that have not been satisfied and by proceeding to close such transactions, without any notice to the Court, any pre-petition or post-petition creditor of First Place or any other party in interest.

7. First Place and each other person or entity having duties or responsibilities under the APA, any agreements related thereto or this Sale Order, and their respective directors, officers, employees, members, agents, representatives and attorneys, are authorized and empowered, subject to the terms and conditions contained in the APA, to carry out all of the provisions of the APA and any related agreements; to issue, execute, deliver, file and record, as appropriate, the documents evidencing and consummating the APA, and any related agreements; to take any and all actions contemplated by the APA, any related agreements or this Sale Order; and to issue, execute, deliver, file and record, as appropriate, such other contracts, instruments, releases, indentures, mortgages, deeds, bills of sale, assignments, leases or other agreements or documents and to perform such other acts and execute and deliver such other documents, as are consistent with, and necessary or appropriate to implement, effectuate, and consummate, the APA, any related agreements and this Sale Order and the transactions contemplated thereby and hereby, all without further application to, or order of, the Court. First Place shall be, and hereby is, authorized to certify or attest to any of the foregoing actions (but no such certification or attestation shall be required to make any such action valid, binding, and enforceable). First Place is further authorized and empowered to cause to be filed with the secretary of state of any state or other applicable officials of any applicable governmental units any and all certificates, agreements or amendments necessary or appropriate to effectuate the transactions contemplated by the APA, any related agreements and this Sale Order, including amended and restated certificates or articles of incorporation and by-laws or certificates or articles of amendment, and all such other actions, filings, or recordings as may be required under appropriate provisions of the applicable laws of all applicable governmental units or as First Place may determine are necessary or appropriate. The execution of any such document or the taking of any such action shall be, and hereby is, deemed conclusive evidence of the authority of such person to so act. Without limiting the generality of the foregoing, this Sale Order shall constitute all approvals and consents, if any, required by the corporation laws of the State of Delaware and all other applicable business corporation, trust and other laws of the applicable governmental units with respect to the implementation and consummation of the APA, any related agreements and this Sale Order, and the transactions contemplated thereby and hereby.

8. Effective as of the Closing, (a) the sale of the Shares and the Other Purchased Assets by First Place to the Purchaser shall constitute a legal, valid and effective transfer of the Shares and Other Purchased Assets notwithstanding any requirement for approval or consent by any person and shall vest Purchaser with all right, title and interest of First Place in and to the Shares and Other Purchased Assets, free and clear of all Encumbrances of any kind, pursuant to section 363(f) of the Bankruptcy Code, except as otherwise provided in the APA or this Sale Order.

9. The sale of the Shares and Other Purchased Assets is not subject to avoidance, and no damages may be assessed against the Purchaser or any other party, pursuant to section 363(n) of the Bankruptcy Code.

10. Except to the extent specifically provided in the APA or this Sale Order, upon the Closing First Place shall be, and hereby is, authorized, empowered and directed, pursuant to sections 105 and 363(b) of the Bankruptcy Code, to sell the Shares and Other

Purchased Assets to the Purchaser. Except as specifically provided in this Sale Order and the APA, the sale of Shares and Other Purchased Assets shall vest Purchaser with all right, title and interest of First Place to the Shares and Other Purchased Assets free and clear of any and all Encumbrances and other liabilities and claims, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or noncontingent, liquidated or unliquidated, matured or unmatured, disputed or undisputed, or known or unknown, whether arising prior to or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise. Following the Closing Date and except as specifically provided in this Sale Order and the APA, no holder of any Encumbrance in the Shares and Other Purchased Assets shall interfere with the Purchaser’s use and enjoyment of the Shares and Other Purchased Assets based on or related to such Encumbrance, or any actions that First Place may take in the chapter 11 case, or any trustee in a subsequent chapter 7 case, and no person shall take any action to prevent, interfere with or otherwise enjoin consummation of the transactions contemplated in or by the APA or this Sale Order. To the extent provided for in the APA, any and all of First Place’s security deposits, or other security held by landlords, lessors and other counterparties to the contracts, leases and licenses that are to be assumed and assigned under the APA are being transferred and assigned to, and shall be the property of, the Purchaser from and after the Closing, which transfer and assignment of security deposits, other deposits or security shall satisfy in full the requirements of section 365(1) of the Bankruptcy Code for all contracts, leases, and licenses assumed and assigned pursuant to this Sale Order or the APA.

11. The provisions of this Sale Order authorizing the sale of the Shares and Other Purchased Assets free and clear of Encumbrances shall be self-executing, and neither First Place nor the Purchaser shall be required to execute or file releases, termination statements, assignments, consents or other instruments in order to effectuate, consummate and implement the provisions of this Sale Order. However, First Place and the Purchaser, and each of their respective officers, employees and agents are hereby authorized and empowered to take all actions and execute and deliver any and all documents and instruments that either First Place or the Purchaser deem necessary or appropriate to implement and effectuate the terms of the APA and this Sale Order.

12. On or before the Closing Date, all parties holding Encumbrances of any kind are authorized and directed to execute such documents and take all other actions as may be necessary to release any Encumbrances of any kind (other than the Assumed Debt Securities) against the Shares and Other Purchased Assets, as such Encumbrances may have been recorded or may otherwise exist. If any person or entity that has filed financing statements or other documents or agreements evidencing any Encumbrances (other than the Assumed Debt Securities) in or against the Shares and Other Purchased Assets shall not have delivered to First Place prior to the Closing after request therefor, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, or releases of all such Encumbrances that the person or entity has with respect to the Shares and Other Purchased Assets, First Place is hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to such Shares and Other Purchased Assets prior to the Closing, and the Purchaser is authorized to execute and file such documents after Closing.

13. To the greatest extent available under applicable law, the Purchaser shall be authorized, as of the Closing Date, to operate under any license, permit, registration and governmental authorization or approval of First Place with respect to the Shares and Other Purchased Assets, and all such licenses, permits, registrations and governmental authorizations and approvals are deemed to have been, and hereby are, directed to be transferred to the Purchaser as of the Closing Date.

14. All of First Place’s interests in the Shares and Other Purchased Assets to be acquired by the Purchaser under the APA shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Purchaser. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Shares and Other Purchased Assets acquired by the Purchaser under the APA and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Shares and Other Purchased Assets to the Purchaser.

15. Except as expressly provided in the APA or this Sale Order, the Purchaser is not assuming nor shall it or any affiliate or subsidiary of Purchaser be in any way liable or responsible, as a successor or otherwise, for any liabilities, debts or obligations of First Place in any way whatsoever relating to or arising from First Places’ ownership or use of the Shares and Other Purchased Assets prior to the consummation of the transactions contemplated by the APA, or any liabilities calculable by reference to First Place or its operation or the Shares or Other Purchased Assets, or relating to continuing or other conditions existing on or prior to consummation of the transactions contemplated by the APA, which liabilities, debts, and obligations are hereby extinguished insofar as they may give rise to liability, successor or otherwise, against Purchaser or any affiliate or subsidiary of the Purchaser.

16. The Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the APA or any other Sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified to the extent necessary to implement the preceding sentence and the other provisions of this Sale Order.

17. First Place is hereby authorized and directed to assign to the Purchaser the Assumed Debt Securities, and to the Purchaser, or as designated by the Purchaser, the Bank (as recapitalized by the Purchaser) the Assumed Bank Related Contracts, except any Assumed Bank Related Contracts not designated by the Purchaser according to the procedures set forth in the Sale Motion and approved in the Bidding Procedures Order. The Purchaser is not required to assume any of the Assumed Bank Related Contracts.

18. First Place and the Bank have provided adequate assurance of future performance under the Assumed Bank Related Contracts, and the proposed assumption and assignment of the Assumed Bank Related Contracts satisfies the requirements of the Bankruptcy Code. The Assumed Bank Related Contracts, upon assumption by First Place and assignment to the Bank (as recapitalized by the Purchaser), shall be deemed valid and binding, in full force and effect in accordance with their terms, subject to the provisions of this Sale Order, and, pursuant to section 365(k) of the Bankruptcy Code, First Place shall be relieved from any further liability, except as provided herein and in the APA.

19. Upon assignment of the Assumed Bank Related Contracts to the Bank at or subsequent to the Closing, no default shall exist under any of the Assumed Bank Related Contracts and no counterparty to any such Assumed Bank Related Contract shall be permitted to declare a default by or against the Bank under such assigned contract or otherwise take action against the Bank as a result of such assignment or First Place’s financial condition, bankruptcy, or failure to perform any of its obligations under any of the Assumed Bank Related Contracts. Upon entry of this Sale Order and assumption and assignment of the Assumed Bank Related Contracts, First Place shall be deemed in compliance with all terms and provisions of the assigned Assumed Bank Related Contracts.

20. For purposes of this Sale Order, “Indentures” shall mean collectively (A) the Indenture dated as of December 19, 2003 between First Place and Wilmington pursuant to which First Place issued Floating Rate Junior Subordinated Debt Securities Due 2034 in the original principal amount of $15,464,000 (“Indenture I”), (B) the Indenture dated as of December 19, 2003 between First Place and Wilmington pursuant to which First Place issued Fixed/Floating Rate Junior Subordinated Debt Securities Due 2034 in the original principal amount of $15,464,000 (“Indenture II” and together with Indenture I, the “2003 Indentures”), and (C) the Indenture dated as of September 15, 2005 between First Place and Wilmington pursuant to which First Place issued Fixed/Floating Rate Junior Subordinated Debt Deferrable Interest Debentures Due 2035 in the original principal amount of $30,928,000 (“Indenture III”), each of which shall be an “Indenture.” For purposes of paragraphs 21 through 25 below, the words “including” “includes” “included” and “include” are deemed to be followed by the words “without limitation” and all capitalized terms in not otherwise defined in this Sale Order or referenced as being defined in the applicable Declaration (as defined in each of the Indentures) shall have the meaning given such term in the applicable Indenture.

21. Without limiting the generality of any other provisions of this Sale Order, each of First Place, the Purchaser and Wilmington, and each of their respective directors, officers, employees, members, agents, representatives and attorneys, is hereby authorized and directed to consummate the following as contemplated in the APA and this Sale Order, without any further corporate, trust or other authorization or action (including any authorization from or action by any direct or indirect beneficial owner of any of the Debt Securities issued under the 2003 Indentures, any of the Debentures issued under Indenture III or any of the Capital Securities issued by the Trusts):

(A) At the Closing, the assumption by the Purchaser and the assignment by First Place of (i) the obligations of First Place to pay aggregate principal in the amount of $61,856,000 under the Debt Securities issued under the 2003 Indentures and the Debentures issued under Indenture III as follows: $15,000,000 in principal amount of the Debt Securities held by Trust I for the benefit of the holders of the Capital Securities of the Trust I, $464,000 in principal amount of the Debt Securities held by Trust I for the benefit of the holders of the Common Securities of Trust I, $15,000,000 in principal amount of the Debt Securities held by Trust II for the benefit of the holders of the Capital Securities of Trust II, $464,000 in principal amount of the Debt Securities held by Trust II for the benefit of the holders of the Common Securities of Trusts II, $30,000,000 in principal amount of the Debentures held by Trust III for the benefit of the holders of the Capital Securities of Trust III, and $928,000 in principal amount of the

Debentures held by Trust III for the benefit of the holders of the Common Securities of Trust III, and (ii) the rights and obligations of First Place first arising as of or after the Closing under each of the Indentures, each of the Debt Securities issued under the 2003 Indentures, each of the Debentures issued under Indenture III, each of the Declarations, each of the Capital Securities issued by the Trusts and each of the Guarantees (as defined in the Declarations) (clauses (i) and (ii) hereof collectively, the “Assumed Debt Securities”). The obligation to pay aggregate principal in the amount of $60,000,000 under the Debt Securities issued under the 2003 Indentures and the Debentures issued under Indenture III comprise the Assumed Securities under the APA, and the obligation to pay aggregate principal in the amount of $1,856,000 under the Debt Securities issued under the 2003 Indentures and the Debentures issued under Indenture III relate to the Common Securities issued by each of the Trusts, which Common Securities will be acquired by Purchaser at the Closing as part of the Other Purchased Assets (the “Common Securities Purchase”).

(B) At the Closing, the payment by the Purchaser of an aggregate of $46,392,000 to an account or accounts designated by Wilmington, which funds will be deemed in full satisfaction of, and will retire and discharge, the following Debt Securities issued under the 2003 Indentures and the Debentures issued under Indenture III immediately following the Closing: $11,250,000 in principal amount of the Debt Securities held by Trust I for the benefit of the holders of the Capital Securities of Trust I, $348,000 in principal amount of the Debt Securities held by Trust I for the benefit of the holders of the Common Securities of Trust I, $11,250,000 in principal amount of the Debt Securities held by Trust II for the benefit of the holders of the Capital Securities of

Trust II, $348,000 in principal amount of the Debt Securities held by Trust II for the benefit of the holders of the Common Securities of Trust II, $22,500,000 in principal amount of the Debentures held by Trust III for the benefit of the holders of the Capital Securities of Trust III, and $696,000 held by Trust III for the benefit of the holders of the Common Securities of Trust III (collectively, the “Debt Securities Satisfaction”). $45,000,000 of the Debt Securities Satisfaction is the Cash Purchase Price under the APA, and $1,392,000 of the Debt Satisfaction is in respect of distributions to be made to the Common Securities of the Trusts held by the Purchaser in accordance with the terms of the Declarations.

(C) As soon as reasonably practicable following the Closing, and subject to Wilmington’s rights under Section 6.06 of the 2003 Indentures, Section 6.6 of Indenture III and Section 9.6 of the Declarations with respect to all pre-Closing fees and expenses incurred by Wilmington (which fees and expenses shall be withheld Pro Rata from the amounts to be distributed to the holders of the Capital Securities of the Trusts), the distribution by Wilmington of the $46,392,000 received from the Purchaser to the holders of the following Trust Securities: $11,250,000 Pro Rata to the holders of the Capital Securities of Trust I, $348,000 Pro Rata to the holders of the Common Securities of Trust I, $11,250,000 Pro Rata to the holders of the Capital Securities of Trust II, $348,000 Pro Rata to the holders of the Common Securities of Trust II, $22,500,000 Pro Rata to the holders of the Capital Securities of Trust III, and $696,000 Pro Rata to the holders of the Common Securities of Trust III; provided that all post-Closing fees and expenses incurred by Wilmington shall be payable by Purchaser pursuant to Section 6.06 of the 2003 Indentures, Section 6.6 of Indenture III and Section 9.6 of the Declarations (the “Trust Securities Satisfaction”).

22. Notwithstanding anything to the contrary herein, in the event that in accordance with the APA Purchaser is not permitted by the Regulators (or any approval, waiver, or non-objection with respect thereto results in a Burdensome Condition being imposed upon Purchaser or its current bank subsidiary) to undertake the obligations that would remain outstanding under the Debt Securities issued under the 2003 Indentures or the Debentures issued under Indenture III, in each case after the Debt Securities Satisfaction, then the parties will take such actions as may be necessary or appropriate to effectuate the alternative provided in Section 2.2(ii) of the APA with respect to the Assumed Debt Securities, the Common Securities Purchase, the Debt Securities Satisfaction, the Trust Securities Satisfaction and the Retained Obligations (defined below), as applicable, and Wilmington is hereby authorized and directed to take such actions and execute such documents as are necessary or appropriate to accomplish the foregoing. Any distribution made in accordance with the alternative provided in Section 2.2(ii) of the APA shall be made subject to Wilmington’s rights under Section 6.06 of the 2003 Indentures, Section 6.6 of Indenture III and Section 9.6 of the Declarations, and all pre-Closing fees and expenses incurred by Wilmington shall be withheld Pro Rata from amounts to be distributed to the holders of the Capital Securities of the Trusts.

23. Upon assignment of the Assumed Debt Securities to the Purchaser at the Closing, no default shall exist under any of the Assumed Debt Securities and no counterparty to any such Assumed Debt Securities shall be permitted to declare a default by or against the Purchaser under such assigned Assumed Debt Securities or otherwise take action against the Purchaser as a result of such assignment or First Place’s financial condition, bankruptcy, or failure to perform any of its obligations under any of the Assumed Debt Securities, including with respect to the Retained Obligations. Upon entry of this Sale Order and assumption and assignment of the Assumed Debt Securities, Purchaser shall be deemed in compliance with all terms and provisions of the Assumed Debt Securities, and (except as specifically described above) Purchaser shall not have assumed any other obligation arising prior to the Closing (including any obligation of First Place to pay any accrued and unpaid interest on the Debt Securities and the Debentures through the Closing); provided that nothing in this paragraph 23 shall be deemed to apply to any obligation of the Purchaser under Assumed Debt Securities arising as of or after the Closing, including in connection with the Debt Securities Satisfaction.

24. Without limiting the generality of the foregoing or any other provision of this Sale Order and subject to paragraph 22 above, the transactions contemplated by the APA and this Sale Order shall have the following effect under each of the Indentures, each of the Debt Securities issued under the 2003 Indentures, each of the Debentures issued under Indenture III, each of the Declarations, each of the Capital Securities issued by the Trusts and each of the Guarantees, notwithstanding anything to the contrary contained in each of the Indentures, each of the Debt Securities issued under the 2003 Indentures, each of the Debentures issued under Indenture III, each of the Declarations, each of the Capital Securities issued by the Trusts and each of the Guarantees, without any further action on the part of any party, including the holders of the Trust Securities, Wilmington, First Place or Purchaser:

(A) Upon consummation of the Closing: (i) any Default or Event of Default under Section 5.01 of either of the 2003 Indentures or Section 5.1 of Indenture III shall be deemed cured, and any acceleration of principal of the Debt Securities pursuant to Section 5.01 of either of the 2003 Indentures or of the Debentures pursuant to Section 5.1 of Indenture III shall be deemed rescinded and annulled, (ii) the Sale shall be considered a sale of substantially all of the assets of First Place in compliance with Section 3.07 of each of the 2003 Indentures, Section 3.7 of Indenture III and Article XI of each of the Indentures and shall not cause a Default that could become an Event of Default under Section 5.01(c) of either of the 2003 Indentures or Section 5.1(c) of Indenture III, (iii) Purchaser shall be considered a successor to First Place under Section 11.02 of each of the 2003 Indentures and Section 11.2 of Indenture III, (iv) the assumption of the Assumed Debt Securities shall be considered to be in compliance with clause (1) of Section 11.01 of each of the 2003 Indentures and Section 11.1 of Indenture III, (v) to the extent necessary to effectuate the transaction, Purchaser and Wilmington shall be authorized and directed to execute a supplemental indenture to reflect the assumption of the Assumed Debt Securities pursuant to Section 9.01(a) of each of the 2003 Indentures and Section 9.1(a) of Indenture III, and to change each reference to the OTS in each of the 2003 Indentures to be a reference to the Federal Reserve pursuant to Section 9.01(c) of each of the 2003 Indentures, and (vi) Purchaser shall succeed to First Place’s ownership of the Common Securities pursuant to Section 8.1(b) of each of the Declarations.

(B) Upon the assumption of the Assumed Debt Securities, all obligations of First Place under each of the Indentures, each of the Debt Securities issued under the 2003 Indentures, each of the Debentures issued under Indenture III, each of the Declarations, each of the Capital Securities issued by the Trusts and each of the Guarantees not specifically assumed by Purchaser, including accrued and unpaid interest on the Debt Securities and the Debentures through the Closing and any principal amount of the Debt Securities and the Debentures not assumed by Purchaser due to the applicability of paragraph 22 above, (the “Retained Obligations”) shall be considered an Encumbrance and remain an obligation of First Place’s estate. The failure of First Place to satisfy any Retained Obligation shall not be considered a breach of, or be the basis for a Default under, any of the Indentures, or otherwise be considered a breach of any Debt Security issued under the 2003 Indentures, any Debenture issued under Indenture III, any Declaration, any Capital Security issued by the Trusts or any Guarantee. Specifically, to the extent that the Trusts do not receive a distribution from the First Place estate in payment of accrued and unpaid interest included in the Retained Obligations from First Place, any obligation or requirement to pay such interest under the Indentures and any restriction resulting from the failure to pay such interest, shall be disregarded, including (i) with respect to the payment of such interest pursuant to Section 2.08 or the deferral of interest in Section 2.11 of either of the 2003 Indentures, or Section 2.8 or Section 2.11 of Indenture III, (ii) with respect to the covenants regarding the payment of such interest in Section 3.01 or 3.08 of either of the 2003 Indentures, or Section 3.1 or 3.8 of Indenture III, and (iii) in connection with the calculation of the Optional Redemption Price under Section 10.01 of either of the 2003 Indentures or Section 10.1 of Indenture III, or of the Special Redemption Price under Section 10.02 of either of the 2003 Indentures, or Section 10.2 of Indenture III. Notwithstanding the foregoing, the Retained Obligations, including the general unsecured claim of the Trusts and the holders of the Trust Securities for the accrued and unpaid interest on the Debt Securities issued under the 2003 Indentures and the Debentures issued under Indenture III, not being assumed by Purchaser, and any general unsecured claim of the Trusts and the holders of the Trust Securities arising from any principal amount of the Debt Securities and the Debentures not assumed by Purchaser due to the applicability of paragraph 22 above, shall remain an obligation of First Place’s estate and nothing in this paragraph 24(B) or any other provision of this Sale Order shall operate to discharge such obligation of First Place.

(C) Upon the Common Securities Purchase, the Administrators of each of the Trusts automatically shall be replaced by David Provost, Dennis Klaeser and Peter Root pursuant to Section 4.5(h) of the applicable Declarations and Section 5(b) of Annex I to the applicable Declaration.

(D) Upon the Debt Securities Satisfaction, the principal amount of each of the Debt Securities held by the 2003 Trusts and the Debentures held by Trust III automatically shall be reduced by 75% and the amount so reduced shall no longer be considered “outstanding” under each of the Indentures, and the first Interest Period under each of the 2003 Indentures and the first Distribution Period under Indenture III, in each case following the Closing, shall commence on the Closing Date and end on the next Interest Payment Date.

(E) To the extent that the Trusts do not receive payment of accrued and unpaid interest included in the Retained Obligations from First Place, any obligation or requirement to make corresponding Distributions (as defined in each of the Declarations), any restriction imposed as a result of the failure to make such corresponding

Distributions, and any priority afforded such corresponding Distributions pursuant to the Declarations (including in Annex 1 thereto) shall be disregarded, including (i) the payment of Distributions pursuant to Article V of the Declarations or Section 2 of Annex 1 to the Declarations, (ii) in connection with the calculation of the Liquidation Distributions under Section 3 of Annex 1 to the Declarations, or the Maturity Redemption Price, the Optional Redemption Price, or the Special Redemption Price under Section 4 of Annex 1 to the Declarations, (iii) the inability of the Trust to redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid as set forth in Section 4(d) of Annex 1 to the Declarations, and (iv) with respect to the priority of payments on the Trust Securities pursuant to Section 9 of Annex 1 to the Declarations.

(F) Upon the Trust Securities Satisfaction, the liquidation amount of each outstanding Trust Security automatically shall be reduced from $1,000 to $250, and the first Distribution Period (as defined in each of the Declarations) following the Closing shall commence on the Closing Date and end on the next Distribution Payment Date.

25. Without limiting the generality of any other provisions of this Sale Order, each of Wilmington and its directors, officers, employees, members, agents, representatives and attorneys is hereby expressly directed and authorized to, and shall, execute any documents and take any action reasonably necessary or desirable to effectuate the transactions contemplated by the APA and this Sale Order, notwithstanding any provisions to the contrary in the Indentures, the Debt Securities issued under the 2003 Indentures, the Debentures issued under Indenture III, the Declarations, the Capital Securities issued by the Trusts or the Guarantees. To the extent any provisions of this Sale

Order conflict with provisions of the Indentures, the Debt Securities issued under the 2003 Indentures, the Debentures issued under Indenture III, the Declarations, the Capital Securities issued by the Trusts or the Guarantees, the terms of this Sale Order shall govern. The execution of any such document or the taking of any such action shall be, and hereby is, deemed conclusive evidence of the authority of such person to so act. Each of Wilmington and its directors, officers, employees, members, agents, representatives and attorneys shall be entitled to rely on this Sale Order as an “order” pursuant to Section 6.02(a) of each of the 2003 Indentures, Section 6.2(a) of Indenture III and Section 2.10(a) of each of the Declarations. This Sale Order shall constitute all notices, directions, approvals and consents, if any, required with respect to the implementation and consummation of the APA, any related agreements and this Sale Order, and the transactions contemplated thereby and hereby by Wilmington, including those required with respect to an Event of Default, the recession and annulment of any acceleration of the principal amount otherwise resulting therefrom, or the modification of the terms of the Indentures for the failure of First Place to satisfy any of the Retained Obligations or otherwise pursuant to this Sale Order, under Section 5.01, 5.02, 5.04 and 5.08 of each of the 2003 Indentures, under Section 5.1, 5.2, 5.4 and 5.8 of Indenture III, under Section 2.7 of each of the Declarations and under Sections 5(b) and 7(a) of Annex I to each of the Declarations. The execution of supplemental indentures by Wilmington and the Purchaser to the extent necessary to effectuate the transactions, which such supplemental indentures Wilmington is hereby authorized and directed to execute, shall suffice to effect the provisions of Article IX and Article XI of each of the Indentures, and Wilmington shall not be required to obtain an Opinion of Counsel or Officers Certificate otherwise required by Section 9.05 or Section 11.03 of either of the 2003 Indentures, or Sections 9.5 or 11.3 of Indenture III.

26. Notwithstanding anything to the contrary in this Sale Order, no Assumed Bank Related Contract or Assumed Debt Securities will be assumed and assigned to the Purchaser or the Bank, as applicable, until the Closing.

27. First Place may assume any Tax sharing agreements, consistent with the APA, and shall promptly transfer to the Bank any amounts of Tax refunds received from any Governmental Authority as required by the APA.

28. The Purchaser shall, on behalf of the Debtor, pay or cause the Bank pay, to the extent allowed, claims of the Internal Revenue Service or the State of Michigan for the amounts set forth in the claims numbered 1, 2, and 3 (the “Tax Claims”). The Purchaser shall also cause the Bank to, or shall directly, fund a reserve account for the benefit of the estate in the amount of $75,000 from which the estate may pay any allowed claims against the estate by parties other than the holders of the Assumed Debt Securities (collectively with the Tax Claims, the “Non Contract Assumed Debtor Obligations”). Following the satisfaction of any such allowed claims, any balance remaining in the reserve account shall be returned to the Purchaser or the Bank. In no event shall Purchaser be obligated for any amounts other those in the reserve account identified in this paragraph above. In consideration for the amounts advanced by Purchaser to fund the Non Contract Assumed Debtor Obligations, the Debtor shall assign to the Purchaser its interest in the litigation FPFC v. Gardiner Allen DeRoberts Insurance LLC as set forth and identified in Schedule S4-a of the Statement of Financial Affairs and that claim and any and all rights attendant to that claim or which have been, or may be, asserted in the litigation shall be included in the definition of Other Purchased Assets under Section 2.1 of the APA and this Sale Order.

29. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of First Place or any successor thereto (including any Chapter 11 or Chapter 7 trustee) with respect to obligations of the Purchaser arising under the APA or this Sale Order. This Sale Order shall be binding on First Place and First Place’s estate (including following any conversion or dismissal of this case), any successor Chapter 7 estate, any confirmed plan of reorganization or liquidation, and any Chapter 7 or Chapter 11 trustees appointed in this case.

30. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Shares and the Other Purchased Assets.

31. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the APA, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Shares and the Other Purchased Assets to the Purchaser; (b) compel delivery of the Cash Purchase Price or performance of other obligations owed to First Place, Wilmington, or the Committee under this Sale Order or the APA; (c) resolve any disputes arising under or related to the APA; and (d) interpret, implement, and enforce the provisions of the APA and this Sale Order.

32. The terms and provisions of the APA and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, First Place, its estate, and its creditors, the Purchaser, Wilmington, the Committee and each of their respective affiliates, members, officers, directors, successors and permitted assigns, and any affected third parties, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

33. The failure specifically to include any particular provisions of the APA in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the APA is, by this Sale Order, authorized and approved in its entirety.

34. Non-substantive changes to the APA and any related agreements, documents, or other instruments may be made, including modifications, amendments, or supplements agreed upon by the parties in accordance with the terms thereof, without further order of this Court.

35. All of First Place’s interests in the Shares and the Other Purchased Assets to be acquired by the Purchaser under the APA shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Purchaser. Upon the occurrence of the Closing, this Sale Order shall be considered, and constitute for any and all purposes, a full and complete general assignment, conveyance, and transfer of the Shares and the Other Purchased Assets acquired by the Purchaser under the APA and/or a bill of sale or assignment transferring good and marketable, indefeasible title, and interest in the Shares and the Other Purchased Assets to the Purchaser.

36. Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 14 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Purchaser and First Place are authorized to consummate the Sale subject to the terms and conditions of the APA and cause the Closing to occur as promptly as is practicable following the entry of this Sale Order.

DATED this 14th day of December 2012

/s/ Brendan L. Shannon
The Honorable Brendan L. Shannon United States Bankruptcy Judge

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